THE COMPANIES ACT, CHAPTER 50
                           COMPANY LIMITED BY SHARES
                           ARTICLES OF ASSOCIATION
                                       of
                                MYCOBIOTECH LTD
         (Adopted by Special Resolution passed on 28th September 2000)

                                  PRELIMINARY


1. The regulations in Table A in the Fourth Schedule to the Companies Act, Chapter 50 (as amended) shall not apply to the Company.

2. In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively.

"Directors" or "The Board"     The Directors for the time being of the Company
                               as a body or a quorum of the Directors present at a meeting of the Directors.

"Dividend"                     Includes bonus.

"In Writing"                   Written or produced by any substitute for writing
                               or partly one and partly another.

"Month"                        Calendar month.

"Ordinary Shares"              The ordinary shares of nominal value S$1.00 each
                               in the capital of the Company.

"Office" The registered office of the Company for the time being.

"Paid"                         Paid or credited as paid.

"Seal"                         The Common Seal of the Company.

"The Act"                      The Companies Act, Chapter 50 or any statutory
                               modification, amendment or re-enactment thereof for the time being in force and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

"The Articles"                 These Articles of Association as from time to
                               time altered.

"The Company"                  MycoBiotech Ltd

"The Statutes"                 The Act and every other Act for the time being in
                               force concerning companies and affecting the Company.

"Year"                         Calendar year.

"S$"                           The lawful currency of the Republic of Singapore.

The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly. Word denoting the singular shall include the plural and vice versa.

Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

                                 SHARE CAPITAL

3. The authorised share capital- of the Company is Singapore Dollars Twenty Five Million (S$25,000,000) divided into 25,000,000 ordinary shares of S$1.00 each.

                                ISSUE OF SHARES

A. No shares shall be issued by the Directors without the prior approval of the Company in General Meeting.

B. All unissued shares shall be at the disposal of the Directors and they may allot grant options over or otherwise deal with or dispose of the same to such persons, at such times, and generally on such terms as they think proper, but so that no shares shall be issued a~-a-discount except in accordance with the Act.

                              VARIATION OF RIGHTS

5.A. Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him, Provided always that where the necessary majority for such a Special Resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters in nominal value of the issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a Special Resolution carried at such General Meeting. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

(B) The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

                          ALTERATION OF SHARE CAPITAL

6. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

7. (A) "Subject to the provisions of the Act, the shares shall be under the control of the Directors who may issue, .allot, place under option or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or at par or (subject to the provisions of the Act) at a discount and at such times as the Directors think fit and with full power to give to any person the right to call for the allotment of any shares either, at par or at a premium or at a .discount for such time and for such consideration as the Directors may see fit."

(B) Except so far as otherwise provided by the conditions of issue or by these Articles, all new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

The Company may by Ordinary Resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) cancel any shares which, at the date of the passing of the. resolution, have not been taken or agreed to be taken, by any person and diminish the amount of its capital by the amount of. the shares so cancelled;

(c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

(d) subject to the provisions of the Statutes, convert any class of shares into any other class of shares.

9. The Company may reduce its share capital or any capital redemption reserve fund, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.

                                     SHARES

10. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the person entered in the Register of Members as the registered holder thereof in respect of that share.

11. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes, the Company may issue preference shares which are, or at the option of the Company are liable, to be redeemed.


12. Subject to the provisions of these Articles and of the Statutes and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

13. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted provided that the rate or amount of the commissions paid or agreed to be paid shall be disclosed in the manner required by the Statutes. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

14. The Directors may, at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

                               SHARE CERTIFICATES

15. Every certificate of title to shares shall be issued under the Seal in such form as the Directors shall from time to time prescribe, shall bear the autographic or facsimile signatures of either two Directors or one Director and the Secretary or some other person appointed by the Directors and shall specify the number and class of shares to which it relates and the amounts paid thereon. Every certificate of title to debentures shall bear the autographic or facsimile signature of a Director. No certificate shall be issued representing shares of more than one class.

(A) The Company shall not be bound to register more than three persons as the registered holder of a share except in the case of executors, trustees or administrators of the estate of a deceased menlber.

(B) In the case of a share registered jointly in the names of several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.

17. Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require, every person whose name is entered as a member in the Register of Members shall be entitled to receive within one month after allotment or lodgement of a registerable transfer one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where such a member transfers part only of the shares comprised in a certificate or where such a member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof without charge and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require and a maximum fee of $2 for each new certificate or such other fee as the Directors may from time to time determine.

18. (A) Any two or more certificates representing shares of any one class held by any person whose name is entered in the Register of Members may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

(B) If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of $2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine.

(C) In the case of shares registered jointly in the names of several persons any such request may be made by any one of the registered joint holders.

19. Subject to the provisions of the Statutes, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given as the Directors of the Company shall require, and (in case of defacement or wearing out) on delivery up of the old certificate and in any case on payment of such sum not exceeding $2 as Directors may from time to time require together with the amount of the proper duty with which such share certificate is chargeable under any law from the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

                JOINT HOLDERS OF SHARES: RIGHTS AND LIABILITIES

20. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship subject to the following provisions:

(a) the Company shall not be bound to register more than three persons as the holders of any share, except in the case of executors or trustees of a deceased shareholder;

(b) the joint holders of a share shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such share;

(c) on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share but the Directors may require such evidence of death as they may deem fit;

(d) any one of such joint holders may give effectual receipts for any dividend payable to such joint holders; and

(e) only the person whose name stands first in the Register of Members as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders.

                                CALLS ON SHARES

21. A. Subject always to the terms of issue of such shares, the Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium). The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

B. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

22. Each member shall (subject to receiving at least 30 days' written r~otice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

24. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25. No member shall be entitled to receive any dividend or to be present or vote at any meeting or upon a poll, or to exercise any privilege as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

26. The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding eight per cent per annum) as the member paying such sum and the Directors may agree. Capital paid on shares in advance of calls shall not while carrying interest confer a right to participate in profits.

                              FORFEITURE AND LIEN

27. If a member fails to pay in full any call or instalment of a call on the due date for payment thereof, whether on account of the nominal amount of the shares or by way of premiums, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

28. The notice shall namea further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

29. If the requirements of any such notice as aforesaid are not Complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect the forfeited share and not actually paid before forfeiture. The Directors may accept a surrend of any share liable to be forfeited hereunder.

30. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer or effect the transfer of a forfeited or surrendered share to any such other person as aforesaid.

31. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest at such rate as the Directors may determine from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

32. The Company shall have a first and paramount lien on every share (whether fully paid or not) for all moneys (whether presently payable or not) celled or payable at a fixed time respect of such share and for all moneys as the Company may be called upon by law to pay in respect of the shares of the member or deceased member. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

33. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of a share or the person entitled thereto by reason of his death or bankruptcy.

34. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities and any residue shall be paid to the person entitled to the shares at the time of the sale or to his executors, administrators or assigns, as he may direct. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer or effect the transfer of the shares sold to the purchaser.

35. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the-Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together (where the same be required) with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of transfer if the same is required) constitute a good title to the share and the share shall be registered in the name of the person to whom the share is sold, re-allotted or disposed of. Such person shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

36. All transfers of the legal title in shares may be effected by the registered holders thereof by transfer in writing in the usual common form or in any other form acceptable to the Directors. The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee and be witnessed. The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

37. The Register of Members may be closed at such times and for such period as the Directors may from time to time determine, provided always that such Register shall not be closed for more than thirty days in any year.

(A) There shall be no restriction on the transfer of fully paid up shares but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien or if the provisions of the Articles relating to transfers have not been complied with and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom th.ey do not approve, Provided always that in the event of the Directors refusing to register a transfer of shares, they shall within one month beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Statutes.

(B) The Directors may in their sole discretion refuse to register any instrument of transfer of shares unless:

     (i) all or any part of the stamp duty (if any) payable on each share certificate and such fee not exceeding $2 as the Directors may from time to time require, is paid to the Company in respect thereof;

     (ii) the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do;

     (iii)the instrument of transfer is in respect of only one class of shares; and

     (iv) the amount of the proper duty with which each share certificate to be issued in consequence of the registration of such transfer is chargeable under any law for the time being in force relating to stamps is tendered.

                   INFANT, BANKRUPT OR PERSON OF UNSOUND MIND

     39. No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.

     40. All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer which the Directors may refuse to register shall be (in the case of__ fraud) returned to the party presenting the same.

     41. There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise "for making any entry in the Register of Members affecting the title to any shares such fee not exceeding $2 as the Directors may from time to time require or prescribe.

     42. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof 11 and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register o~ Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

     (c)  references   herein  to  the  destruction  of  any  document   include
          references to the disposal thereof in any manner.

                             TRANSMISSION OF SHARES

     43.(A) in the case of the death of a member whose name is entered in the Register of Members, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

     (B) Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

     44. Any person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of a person whose name is entered in the Register of Members may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his legal title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the person whose name is entered in the Register of Members had not occurred and the notice or transfer were a transfer executed by such person.

     45. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share pursuant to Article 43(A) or
          Article 44 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the member in respect of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall havebeen registered as a member in the Register of Members in respect of the share.

                                     STOCK

     46. The Company may from time to time by Ordinary Resolution convert any paid-up shares into stock and may from time .to time by like resolution reconvert any stock into paid-up shares of any denomination. 'The Articles which are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

     47. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

     48. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

                                GENERAL MEETINGS

     49. An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

     50. The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

                           NOTICE OF GENERAL MEETINGS

     51. Any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing at the least and an Annual General Meeting and any other Extraordinary General M~eting by fourteen days' notice in writing at the least. The period of notice shall in each ~case be inclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company; Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

          (a) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

          (b) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nomina!value of the shares giving that right;

Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

52. (A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

(B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

(C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

53. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

(a)  declaring dividends;

(b) receiving and adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

(c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement;

(d) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting); and

(e) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

54. (A) With the exception of Article 53, all other business transacted at a General Meeting shall be special. Any notice of a General Meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

(B) Except so far as otherwise provided by these Articles, "notices" shall include notices given by mail, telex, cable or telegram by the Company.

                        PROCEEDINGS AT GENERAL MEETINGS

55. The Chairman of the Board of Directors, failing whom the Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

56. No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be two or more members present in person or by proxy and joint holders of any share shall be treated as one member.

57. If within thirty minutes from the time appointed for'a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if that day is a public holiday then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days' notice appoint. At the adjourned meeting any one or more members present in person or by proxy shall be a quorum.

58. The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not.less than Seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

59. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

61. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or On the declaration of the result of the show of hands) demanded by:

     (a)  the chairman of the meeting; or

     (b) not less than two members present in person or by proxy and entitled to vote; or

     (c) a member present in person or by proxy and representing not less than one-tenth of the total votingrights of all the members having the right to vote at the meeting; or

     (d) a member present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all the shares conferring that right;

Provided always that no poll shall be demanded on the choice of a chairman or on a question of adjournment.

62. A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minutebook, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, .and the result of the poll shall be deemed to be the resolution of the meeting at which the .poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

63. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

64. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

65. If at any General Meeting any votes shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, and be of sufficient magnitude to vitiate the result of the voting.

66. Any resolution signed in writing by all members for the time being of the Company entitled to attend and vote at General Meetings of the Company shall be as valid as if it had been passed at a General Meeting of the Company duly convened and held and may consist of several documents in like form each signed by one or more of such members.

                                VOTES OF MEMBERS

67. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company each member entitled to vote may vote in person or by proxy. On a show of hands every member who is present in person and each proxy shall have one vote and on a poll, every member who is present in person or by proxy shall have one vote for every share which he holds or represents.

68. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

69. Where in Singapore or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

70. No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred b~/membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

71. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

72. On a poll, votes may be given personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

73. (A) A member may appoint not more than two proxies to attend and vote at the same General Meeting in respect of any shares upon which all calls due to the Company have been paid.

(B) The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instruments (if any)given by and the notes (if any) set out in instrument of proxy.

(C) In any case where a form of proxy appoints moi'e than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.

(D)  A proxy need not be a member of the Company.

74. (A) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:

     (i) in the case of an individual shall be signed by the appointor or his attorney; and

     (ii) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney nr a duly authorised officer of the corporation.

(B) The signature on such instrument need not be witnessed. Where an instrument, appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

75. An instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

76. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.

77. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

                     CORPORATIONS ACTING BY REPRESENTATIVES

78. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                                   DIRECTORS

79. Subject as hereinafter provided the Directors, all of whom shall be natural persons, shall not be less than two in number. The Company may by Ordinary Resolution from time to time vary the minimum and/or provide for a maximum number of Directors.

80. A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

81. The Directors shall be entitled to such remur~eration as may from time to time be determined by an Ordinary Resolution of the Company and such remuneration shall not be increased except pursuant to an Ordinary
     Resolution passed at a General Meeting where notice of the proposed increase shall have been given in the notice convening the General Meeting and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

82. Any Director who holds any executive office, or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

83. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

84. The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

(A) No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him from such contract or arrangement by reason of such Director holding that office or the fiduciary relation thereby established. A Director so interested in any contract or arrangement shall declare the nature of his interest in accordance with the provisions of the Act.

(B) A Director may, notwithstanding his interest, vote in respect of any contract or arrangement or any other proposal whatsoever in which he is interested, directly or indirectly and may be taken into account for the purpose of a quorum and may retain for his own absolute use and benefit all profits and advantages accruing to him.

(C) A Director may be or become.a director or other officer of any company promoted by the Company or in which 1:he Company may be interested as vendor, member or otherwise, and no such Director shall (unless otherwise agreed) be accountable for any benefits received as director or other officer of such company.

(D) The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

(E) Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled remuneration for professional services as if he were not a Director.

F) A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise. No such contract and no contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested shall be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(G) A Director of the Company may become or continue to be a director or other officer of or otherwise be interested in any company whether or not the Company is interested as a shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of or from his interests in such other company unless the Company otherwise directs,

86. (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(B) The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing
     Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

87. The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from to time revoke, withdraw, alter or vary all or any of such powers.

                               MANAGING DIRECTORS

88. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places. Where an appointment is for a fixed term such term shall not exceed five years.

89. A Managing Director shall not while he continues to hold that 0ffice be subject to retirement by rotation but he shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.

90. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all these modes but he shall not under any circumstances be remunerated by a commission on or a percentage of turnover.

91. A Managing Director shall at all times be subject to the control of the Directors but subject thereto the Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or" any of such powers.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

92. The office of a Director shall be vacated in any of the following events, namely:

(a)  if he shall become prohibited by law from acting as a Director; or

(b) if (not being a Director holding any executive office for a fixed term) he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer; or

(c) if he shall have a bankruptcy order made against him or shall compound with his creditors generally; or

(d) if he becomes of unsound mind or if in Singapore or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment or guardian or for the appointment of a receiver or other person (by whatever named called) to exercise powers with respect to his property or affairs; or

(e) if he is removed by the Company in General Meeting pursuant to these Articles.

93. The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(a) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(b) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

(c) where the default is due to the moving-of a resolution in contravention of the next following Article;

(d) or where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

94. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

95. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than eleven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected, Provided that in the case of a person recommended by the Directors for election not less than nine clear days' notice shall be necessary and notice of each and every such person shall be served on the members at least seven days prior to the meeting at which the election is to take place.

96. The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of Which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office.

97. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

                              ALTERNATE DIRECTORS

98. (A)Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a mee,ting of the Directors, appoint any person (other than another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved. A person shall not act as alternate Director to more than one Director at the same time.

(B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director concerned (below called "his principal")ceases to be a Director.

(C) An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his principal) were a Director. If his principal is for the time being absent from Singapore or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his principal is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be Director for the purposes of these Articles.

(D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts of arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his principal as such principal may by notice in writing to the Company from time to time direct. Any fee paid by the Company to the alternate Director shall be deducted from the remuneration payable to his appointer.

                     MEETINGS AND PROCEEDINGS OF DIRECTORS

99. Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Notice of a meeting of Directors shall be given to each of the Directors in writing at least two days prior to the day of the meeting. The period of notice shall be exclusive of the day on which it is served or deemed to be served and the day on which the meeting is to be held. Where the Director is absent from Singapore, such notice may be given by telefax or telex, to a telefax number, or telex number as the case may be, given by that absentDirector to the Secretary. Any Director may waive notice of any meeting and any such waiver may be retroactive and for this purpose, the presence of a Director at the meeting shall be deemed to constitute a waiver on his part. A Director may participate at a meeting of Directors by telephone conference or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting.

100. The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

101. Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote.

102. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purposes of appointing Directors.

103. (A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

(B) If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) seniority in length of appointment or otherwise as resolved by the Directors.

104. A resolution in writing signed by a majority of the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors. The expressions "in writing" and "signed" include approval by telefax, telex, cable or telegram by any such Director.

105. The Directors may delegate any of their powers or discretion to committees consisting of one or more members of their body or (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to or constitution of the committee of or by persons other than Directors and for such co-opted members to have voting rights as members of the committee.

106. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

107. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was defect in the appointment of any of the persons acting as aforesaid, or that such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had be.en entitled to vote.

                                BORROWING POWERS

108. Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                          GENERAL POWERS OF DIRECTORS

109. The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or bythese Articles required to be exercised by the Company in General Meeting, but subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made; Provided that the Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company's undertaking unless such proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special 110. 111. authority or power given to the Directors by any other Article.

110. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

111. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons i:lealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

112. The Company or the Directors on behalf of the Company may in the exercise of the powers in that behalf conferred by the Statutes cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Statutes) make and vary such-regulations as they may think fit in respect of the keeping of any such Register.

113. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and.all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                   SECRETARY

114. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the provisions of the Act.

                                    THE SEAL

115. The Directors shall provide for the safe custody of the Seal which shall not be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

116. Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

(A) The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors. Such official seal shall be affixed by the authority and in the presence of and the instruments sealed therewith shall be signed by such person as the Directors shall from time to time by writing under the seal appoint.

(B) The Company may exercise the powers conferred by the Statutes with regard to having a duplicate Seal as referred to in the provisions of the Act which shall be a facsimile of the Seal with the addition of its face of the words "Share Seal".

                          AUTHENTICATION OF DOCUMENTS

118. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors of any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                                    RESERVES

119. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they.think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide. In reserve and in applying the same the Directors shall comply with the carrying sum~ to provisions of the Statutes.

                                   DIVIDENDS

120. The Company may by Ordinary Resolution declare and pay dividends on the Ordinary Shares but no such dividend shall exceed the amount recommended by the Directors. No dividends shall be payable to the holders of Redeemable Preference Shares.

121. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay interim dividends on the Ordinary Shares of such amounts and on such dates and in respect of such periods as they think fit.

122. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

123. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

124. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

125.(A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(B) The Directors may retain the dividends payable upon shares in [espect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

126. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

127. The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in wl~ole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures or debenture stock of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the valueE_or_distribution.of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

128. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address appearing in the Register of Members of a member or person entitled thereto (or, if two or more persons are registered in the Register of Members as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person at such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

129. If two or more persons are registered in the Register of Members as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

130. Any resolution declaring a dividend on shares of any'class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares in the Register of Members at the close of business on a particular date and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

                     CAPITALIZATION OF PROFITS AND RESERVES

131. The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including Share Premium Account, Capital Redemption Reserve Fund or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members at the close of business on the date of the Ordinary Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                    ACCOUNTS

132. The Directors shall cause propelr accountTEg~and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

133. In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary. The interval between the close of a financial year of the Company and the issue of accounts relating thereto shall not exceed six months.

134. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than fourteen days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles; Provided that this Article shall not require a copy of these documents to be sent to more than one of any joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

                                    AUDITORS

135. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

136. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

                                    NOTICES

137. Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address appearing in the Register of Members, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the Company as his address for the service of notices, or by delivering it to such address as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of forty-eight hours after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

138. Any notice given to one of the joint holders of a share whose name stands first in the Register of Members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such.

139. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share; and upon supplying also to the Company an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member in the Register of Members as sole or first-named joint holder.

140. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

                                   WINDING UP

141. If the Company shall be wound up, the assets, after the payment of all the Company's debts and liabilities and the expenses of winding up shall be applied as follows:

     (a) first, in repayment to the holders of the Ordinary Shares the amount of the nominal value paid up on such shares;

     (b)  secondly,   in  payment  of  dividends  declared  but  unpaid  at  the commencement of the winding-up; and

     (c) thirdly, any surplus assets then remaining shall be divided pad passu among the holders of the Ordinary Shares.

142. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, with the authority of a Special Resolution, divide among the members or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

143. On a voluntary winding up of the Company, no commission or fee shall be paid to a Liquidator without the prior approval of the members in General Meeting. The amount of such commission or fee shall be notified to all members not less than seven days prior to the Meeting at which it is to be considered.

144. In the event of a winding up of the Company every member of the Company who is not for the time being in Singapore shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some householder, in Singapore upon whom' all summonses, notices, proceses, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the letter is posted.

                                   INDEMNITY

145. Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. Without prejudice to the generality of the foregoing, no Director,. Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.


                                    SECRECY

146. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorised by law.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

TAN CHIN NGIAP 2,
Ridley Park
Singapore 1024

TAN CHIN HIAN
2, Ridley Park
Singapore 1024

Dated this 17th day of May 1980

Witness to the above signatures:


                CHAN HONG KIOW
                Advocate & Solicitor
                5601 Woh Hup Complex
                Beach Road
                Singapore 0719

                               THE COMPANIES ACT
                                  (CHAPTER 50)
                                 SECTION 31(3)
     CERTIFICATE OF INCORPORATION ON CONVERSION TO A PUBLIC COMPANY FORM 20

NAME OF COMPANY: MYCOBIOTECH PTE LTD

COMPANY NO : 198001661H

This is to certify that the abovenamed company, which was on 22/05/1980 - incorporated under the Companies Act as a company limited by shares, did on 17/10/2000 convert to a public company and that the name of the company now is MYCOBIOTECH LTD.

Given under my hand and seal on 17/10/2000.

MRS SERENA TAN
SENIOR ASST REGISTRAR OF COMPANIES AND BUSINESSES
SINGAPORE

                                    FORM 13
                           THE COMPANIES ACT, CAP. 50
                                 SECTION 28(2)

COMPANY NO.
198001661H

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME OF COMPANY

THIS IS TO CERTIFY THAT EVERBLOOM BIOTECHNOLOGY (PTE) LTD INCORPORATED UNDER THE COMPANIES ACT ON 22/05/1980 DID BY A SPECIAL RESOLUTION RESOLVE TO CHANGE ITS NAME TO MYCOBIOTECH PTE LTD AND THAT THE COMPANY W~ICH IS A PRIVATE COMPANY LIMITED BYSHARES IS NOW KNOWN BY ITS NEW NAME WITH EFFECT FROM 24/11/1999.

GIVEN UNDER MY HAND AND SEAL ON 2/11/1999.

MRS NG-LOU GEOK CHOO
ASSISTANT REGISTRAR OF COMPANIES AND BUSINESSES
SINGAPORE

Name of Company: Everblocm Biotechnology (Pte) Ltd

Company No. 1661/1980-H

That the Articles of Association of the company be altered in the following manner :-

(i) By deleting Articles 7 and 8 and suhstitutSng therefor the following Articles :-

7. Without prejudice to any special rights previously conferred on the holders of auy existing shares or class of shares but subject to the Act, shares in the company may be issued hy the directors and any such share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capitals or otherwise, as the directors determine.

8. Subject to the Act, any preference shares may, with" the sanction of an ordinary resolution, be issued on the terms that they are or at the option of the company are liable, to be redeemed. Issue of shares Preference Shares

(B)  By deleting Article 58 and substituting therefor, the followig Article :

58. Subject to the provisions of the Act, the shares shall be under the control of the Directors who may issue, allot, place under option or otherwise dispose of the shares to such persons on such terms and conditions and either an a premium or at par or (subject to the provisions of the Act) at a discount and at such times as the Directors think fit and with full power to give to any person the right to call for the allotment of any shares either at par or at a premium or at a discount for such the and for such consideratiou as the Directors may see fit. Allotment Shares

(C) By dsleting the following liues in Article 107 The quorum mhst at all times consist of at least one Director who is not appointed by Everbloom Investment Pie Ltd and one director who is appointed by Everbloomlnvestment Pie Ltd. (D) By deleting Article {112 and substituting therefore the following :-- A Resolution in writinE signed by a majority of the Directors of the Company shall be as valid and effectual as if it had been passed at a mee~IE of the Directors duly called and constituted."

This is the Ann~re marked "II" referred co in the Farm II dated l6ch Apr&l 1988 and sit-ned by me fur purposes of identification.

                                     FOR 13
                               THE COMPANIES ACT
                                 (Chapter 185)
                                 Section 28(2)


This is to certify that EVEEBLOOM MUSH.EOOM (TTE) LTD incorporated under the Companies Act on the 22nd day of May, 1980 did by a special resolution resolve to Change its name to EVERBLOOM BIOTECHNOLOGY (FTE) LTD - and that the company which is a private company limited "by shares is now known by its hey name with effect from 26th day of February -Dated this 26th day of February 1985.


WONG KEW